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                                                                    Exhibit 10.3

                                LOCK-UP AGREEMENT

            THIS AGREEMENT, dated as of February , 1999, is by and between Gabelli Asset Management Inc. (formerly known as Alpha G, Inc.), a New York corporation (the "Company"), and Gabelli Group Capital Partners, Inc. (formerly known as Gabelli Funds, Inc.), a New York corporation ("Gabelli Partners").

                                    RECITALS

            WHEREAS, Gabelli Partners is currently the sole shareholder of the Company; and

            WHEREAS, the Company proposes to effectuate a reclassification of its outstanding shares of common stock into Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), and to raise additional capital by selling an aggregate of 6,000,000 shares of Class A Common Stock (plus an additional 900,000 shares to cover over-allotments, if any) in an underwritten public offering (the "Offering"); and

            WHEREAS, immediately prior to the consummation of the Offering, Gabelli Partners will become the sole holder of all 24,000,000 shares of Class B Common Stock of the Company; and

            WHEREAS, the Company proposes to enter into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Gabelli & Company, Inc., as representatives of the several underwriters named therein (the "Underwriters"), in connection with the Offering, which Underwriting Agreement will provide for the purchase by the Underwriters of the shares Class A Common Stock from the Company and the resale by the Underwriters of such shares to the public; and

            WHEREAS, each of the parties recognizes that the raising of capital in the Offering will benefit the Company and Gabelli Partners, as the sole holder of all of the Class B Common Stock of the Company.

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            NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

            1. Upon the terms and subject to the conditions set forth in this Agreement, the parties hereby agree that without the prior written consent of the Company, Gabelli Partners will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Class B Common Stock of the Company, or any securities convertible into or exercisable or exchangeable for such shares, for a period of three years after the date of the final Prospectus relating to the public offering of the Class A Common Stock of the Company (the "Lock-Up Termination Date").

            2. In furtherance of the foregoing, the Company and, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

            3. This Agreement will terminate upon the earlier of (i) the Lock-Up Termination Date or (ii) if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than provisions thereof which survive termination) is terminated, on February ___, 1999.

            4. This Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of Gabelli Partners.

            5. This Agreement shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            6. This Agreement may be executed in two counterparts, each of which shall be an original and both of which when taken together shall constitute one instrument.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                          GABELLI ASSET MANAGEMENT INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          GABELLI GROUP CAPITAL PARTNERS, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title: